Exhibit 31.01

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO RULE 13a-14

I, David N. Pierce, certify that:

1.           I have reviewed this amendment no. 1 to quarterly report on Form 10-Q/A of FX Energy, Inc.

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: August 10, 2011

/s/ David N. Pierce
David N. Pierce
Principal Executive Officer